UNITED STATES
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GOODRICH PETROLEUM CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Goodrich Petroleum Corporation
801 Louisiana Street
Suite 700
Houston, Texas 77002

April 14, 2020

To Our Stockholders:

It is my pleasure to invite you to the 2020 Annual Meeting of Stockholders of Goodrich Petroleum Corporation, to be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77002, on May 12, 2020, at 11:00 a.m. local time (the “Annual Meeting”).

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Additionally, enclosed with the proxy materials is our Annual Report to Stockholders for the year ended December 31, 2019.

You received these materials with a proxy card or voting information form that indicates the number of votes that you will be entitled to cast at the Annual Meeting according to our records or the records of your broker or other nominee. Our board of directors has determined that owners of record of our common stock at the close of business on March 24, 2020 are entitled to notice of, and have the right to vote at, the Annual Meeting and any reconvened meeting following any adjournment or postponement of the meeting.

On behalf of the Board of Directors and our employees, thank you for your ongoing support and continued interest in Goodrich Petroleum Corporation.

By Order of the Board of Directors

Walter G. “Gil” Goodrich
Chairman and Chief Executive Officer

Goodrich Petroleum Corporation
801 Louisiana Street
Suite 700
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2020

To Our Stockholders:

The 2020 Annual Meeting of the Stockholders of Goodrich Petroleum Corporation, a Delaware corporation (“we” or “the Company” or “Goodrich”), will be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77002, on May 12, 2020, at 11:00 a.m. local time (the “Annual Meeting”).

At the Annual Meeting, stockholders will vote on the following matters:

1.	Elect the eight director nominees named in the Proxy Statement to our Board of Directors;
2.	Ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	Approve, on an advisory basis, the compensation of our Named Executive Officers as described in section titled “Executive Compensation,” the compensation tables and accompanying narrative discussion contained in the Proxy Statement; and
4.	Transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 24, 2020 are entitled to notice of and to vote at the Annual Meeting. For specific voting information, see “General Information about the Annual Meeting” beginning on page 1 of the enclosed Proxy Statement. A list of stockholders will be available commencing May 1, 2020 and available for inspection at our offices during normal business hours prior to the Annual Meeting. The list of stockholders will also be available for review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the Annual Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By Order of the Board of Directors

Michael J. Killelea
Executive Vice President, General Counsel and Corporate Secretary

April 14, 2020
Houston, Texas

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD MAY 12, 2020: The notice of 2020 Annual Meeting of Stockholders and Proxy Statement and the 2019 Annual Report on Form 10-K are available at http://materials.proxyvote.com/382410.

Goodrich Petroleum Corporation
801 Louisiana Street
Suite 700
Houston, Texas 77002

PROXY STATEMENT

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Goodrich Petroleum Corporation, a Delaware corporation (“we” or “the Company” or “Goodrich”), for use at the 2020 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held at The Coronado Club, located at 919 Milam, Suite 500, Houston, Texas, 77002, on May 12, 2020, at 11:00 a.m. local time. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders of record (as of the record date March 24, 2020) beginning on April 14, 2020.

GENERAL INFORMATION

Q.	What am I voting on?
A.	1. Elect the eight director nominees named in this Proxy Statement to our Board of Directors;
2.	The ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	Approve, on an advisory basis, the compensation of our Named Executive Officers as described in the section titled “Executive Compensation,” the compensation tables and accompanying narrative discussion contained in this Proxy Statement; and
4.	The transaction of such other business as may properly come before the Annual Meeting.
Q.	Who can vote?
A.	Stockholders of record as of the close of business on March 24, 2020, the record date, are entitled to attend and vote at the Annual Meeting.
Q.	How do I vote my shares?
A.	If you are a stockholder who owns your shares directly and are listed as a stockholder with our transfer agent, American Stock Transfer, you may vote your shares either in person or by proxy. To vote by proxy, you may vote via telephone by using the toll-free number listed on the proxy card, via Internet at the website for Internet voting listed on the proxy card, or you may mark, date, sign, and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect the right to vote the shares if you attend the Annual Meeting and want to vote in person – by voting in person you automatically revoke any previously submitted proxy. If you vote the shares in person, you must present identification. You also may revoke the proxy at any time before the meeting by giving the Corporate Secretary written notice of the revocation or by submitting a later-dated proxy. If you return the signed proxy card but do not mark your voting preference, the individuals named as proxies will vote the shares in accordance with the recommendations of the Board of Directors as set forth below.

If you are a beneficial holder of shares of Company stock as of the record date, meaning you own your shares through an intermediary, such as a broker, bank or other nominee, you must follow the instructions provided by such intermediary in order to vote in advance of the Annual Meeting or revoke your vote. Most brokers permit beneficial holders to vote via telephone or Internet, but you must follow the instructions provided to you. To vote your shares in person at the Annual Meeting, you must present proof that you own the shares as of the record date through brokers’ statements or similar proof, a legal proxy from the intermediary, and identification. If you do not provide your broker with instructions on how to vote your shares, the broker cannot vote on non-discretionary matters on your behalf, which will result in a broker “non-vote”, but may vote on discretionary matters. Of the known matters to be voted upon at the Annual Meeting, only the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm is a discretionary matter.

Q.	What are the recommendations of the Board?
A.	1. The Board unanimously recommends that you vote FOR the election of the nominated slate of directors.

2.	The Board unanimously recommends that you vote FOR ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
3.	The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in “Executive Compensation,” compensation tables and accompanying narrative discussion discussed in the Proxy Statement.
Q.	How many shares can I vote?
A.	As of the record date, March 24, 2020, Goodrich had outstanding 12,533,950 shares of common stock. Each share of common stock is entitled to one (1) vote on each matter submitted to stockholders at the Annual Meeting.
Q.	What happens if I withhold my vote for an individual director?
A.	Because the individual directors are elected by plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.
Q.	How many votes must be present to hold the Annual Meeting?

There must be a quorum for the Annual Meeting to be held. A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting on the record date. The presence of the holders of at least 6,266,976 shares of common stock is required to establish a quorum for the Annual Meeting. Proxies that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum and also treated as shares “represented and voting” at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Q.	How many votes are needed to approve each of the proposals?
A.	The nominees for election as directors at the Annual Meeting who received the highest number of “for” votes will be elected as directors. This is called plurality voting. Broker non-votes and votes marked “WITHHOLD AUTHORITY” or “FOR ALL EXCEPT” (with respect to the nominees for which authority is withheld) will have no legal effect on the election of directors under Delaware law. Provided quorum is met, abstentions will have no legal effect on the proposal.

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Brokers have discretion to vote on the ratification of the appointment of the independent registered public accounting firm, therefore, if the beneficial owner of shares does not provide the broker with instructions on how to vote, the broker may still vote on this proposal.

The approval, on an advisory basis, of the compensation of our Named Executive Officers, requires the affirmative vote of a majority of shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no legal effect on the proposal.

Q.	Can I vote on other matters?
A.	We do not expect any other matter to come before the meeting. We did not receive any stockholder proposals by the date required for such proposals to be considered. If any other matter is properly brought and presented at the Annual Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on such matters at their discretion.
Q.	Who is soliciting my proxy?
A.	The Board of Directors of Goodrich Petroleum Corporation is sending you this Proxy Statement in connection with its solicitation of proxies for use at Goodrich’s 2020 Annual Meeting of Stockholders. Certain directors, officers and employees of Goodrich may also solicit proxies on our behalf by mail, phone, fax or in person.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

General

The Board of Directors is nominating for election as directors at the Annual Meeting the eight nominees named below. If elected, each nominee will serve until the 2021 Annual Meeting of Shareholders or until their successors are elected and qualified or until the earlier of their resignation, removal, or death.

The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies on the enclosed proxy card, in the absence of contrary instructions by shareholders, will, in their discretion, vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors. Each nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board of Directors as a whole, competence and experience in a wide variety of areas, including corporate governance and board service, executive management, corporate finance and financial markets, investment, the oil and gas industry, and civic leadership. Information regarding the business experience and qualifications of each nominee is provided below.

Director Nominees

Name	Age	Position
Walter G. Goodrich	61	Chairman of the Board and Chief Executive Officer
Robert C. Turnham, Jr.	62	President, Chief Operating Officer and Director
Ronald F. Coleman	65	Independent Director
K. Adam Leight	64	Independent Director
Timothy D. Leuliette.	70	Independent Director
Jeffrey S. Serota	54	Independent Director
Edward J. Sondey	54	Independent Director
Thomas M. Souers	67	Independent Director

Walter G. “Gil” Goodrich became Chairman of the Board in 2015 and served as Vice Chairman of our Board since 2003. He has served as our Chief Executive Officer since 1995. Mr. Goodrich was Goodrich Oil Company’s Vice President of Exploration from 1985 to 1989 and its President from 1989 to 1995. He joined Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company, as an exploration geologist in 1980. He has served as a director since 1996. Mr. Goodrich’s perspective as our top executive officer on the Board and his experience as a geologist and a businessman make him qualified to be a member of our Board.

Robert C. Turnham, Jr. has served as our Chief Operating Officer since 1995. He became President and Chief Operating Officer in 2003. He has held various positions in the oil and natural gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil. In 1984, he formed Turnham Interests, Inc. to pursue oil and natural gas investment opportunities. From 1993 to 1995, he was a partner in and served as President of Liberty Production Company, an oil and natural gas exploration and production company. He has served as a director since 2006. Mr. Turnham brings invaluable oil and gas operating experience to the Board. Additionally, he has held various executive management positions in the oil and natural gas business since 1981 and is able to assist the Board in creating and evaluating the Company’s strategic plan. For these reasons, Mr. Turnham is qualified to be a member of our Board.

Ronald F. Coleman is an energy executive with over 37 years of international and domestic oilfield services operations. From 2012 to 2014, Mr. Coleman was president North America and executive vice president of Archer. Prior to that, Mr. Coleman served as chief operating officer and executive vice president of Select Energy Services in 2011. Mr. Coleman spent 33 years at BJ Services Company, serving as vice president of operations in U.S. and Mexico from 1998 to 2007 and Vice President North America Pumping from 2007 to 2010. He has served on numerous boards, including Torqued Up Energy Services, Titan Liner (CWCS Company), Solaris Oil Field Services, and Ranger Energy Services. He has also been appointed by boards to serve in advising roles for CSL Energy Opportunities Fund II, LP, and Matador Resources Company. He was appointed to the Company’s Board of Directors in 2016. Mr. Coleman’s many years of experience in oilfield service operations and service on the boards of various energy companies makes him qualified to serve as a member of our Board.

K. Adam Leight has spent over 35 years building and managing investment research departments, covering the energy industry for major financial institutions, and advising investors and managements. Mr. Leight is presently a managing member of Ansonia Advisors LLC, which provides independent research, capital markets, and corporate advisory services to various institutions and to the energy industry. He is also a Senior Advisor with Al Petrie Advisors, providing capital markets and investor relations advice to energy industry managements. Previously, Mr. Leight served as a managing director at RBC Capital Markets from 2008 to 2016, managing director at Credit Suisse from 2000 to 2007 and managing director at Donaldson, Lufkin & Jenrette from 1994 to 2000. Before that, Mr. Leight was managing director at Cowen & Company, vice president at Drexel Burnham Lambert, and an analyst at Sutro & Co. He currently serves on the board of Warren Resources, an independent oil and gas production company. Mr. Leight has also served on the advisory boards of Falcon Capital Management, University of Wisconsin ASAP, and various non-profit boards. Mr. Leight holds an A.B. in economics from Washington University, an M.S. in investment finance from the University of Wisconsin and is a Chartered Financial Analyst. He was appointed to the Company’s Board of Directors in 2016. Mr. Leight has held management positions at several investment banks. His finance and business leadership skills from his career in investment banking make him qualified to be a member of our Board as well as his qualifications as an audit committee financial expert under the SEC guidelines.

Timothy D. Leuliette served as the president, chief executive officer and a member of the board of directors of Visteon Corporation from September 2012 to June 2015. Upon assuming his role at Visteon, Mr. Leuliette left FINNEA Group, a firm he had co-founded and where he was a senior managing director. He left the FINNEA Group’s predecessor firm to serve as chairman, president and chief executive officer of Dura Automotive LLC, for two years to oversee its emergence from bankruptcy, its financial and operational restructuring and its successful sale. Prior to that, Mr. Leuliette was co-chief executive officer of Asahi Tec Corporation and chairman and chief executive officer of its subsidiary Metaldyne Corporation, a company he co-founded in 2000. Mr. Leuliette was formerly president and chief operating officer of Penske Corporation, president and chief executive officer of ITT Automotive Group and senior vice president of ITT Industries Inc. Before joining ITT, Mr. Leuliette served as president and chief executive officer of Siemens Automotive L.P and was a member of the Siemens Automotive managing board and a corporate vice president of Siemens AG. Mr. Leuliette has also served on numerous boards and recent directorships, including Visteon Corporation, Business Leaders of Michigan, and The Detroit Economic Club. He is a past chairman of the board of The Detroit Branch of The Federal Reserve Bank of Chicago. Mr. Leuliette holds a B.S. in mechanical engineering and a Master’s Degree in business administration from the University of Michigan. He was appointed to the Company’s Board of Directors in 2016. Mr. Leuliette has many years of experience serving in leadership roles of publicly traded companies. His perspective as an executive officer and his experiences as a businessman and director make him qualified to be a member of our Board.

Jeffrey S. Serota serves as Vice Chairman and Chief Investment Officer of Corbel Capital Partners, an independent investment firm that makes non-control investments in debt or equity securities in, lower middle-market businesses. Mr. Serota has over 30 years of experience as a principal investor, financial services professional and operating executive. Independent of his responsibilities at Corbel, Mr. Serota currently serves as the Chairman of Great Elm Capital Group and as a Director of Maverick Natural Resources. Prior to joining Corbel, Mr. Serota served as a Senior Partner with Ares Management in Los Angeles, from 1997 to 2012 and as a Senior Advisor to Ares in 2013. While at Ares, Mr. Serota was a member of the Investment Committee for all private equity related transactions. He has led transactions (including sourcing, due diligence, financing, consummating, monitoring and exiting) of a variety of sizes and in numerous industries including industrials, energy, chemicals, manufacturing and business services. As part of his role as Senior Partner at Ares, Mr. Serota has acted as an interim CEO for certain portfolio company investments of Ares, led fundraising efforts for private equity investment funds, participated in numerous private and public companies as a member of the boards of directors. Prior to joining Ares, Mr. Serota worked at Bear Stearns, Dabney/Resnick, Inc. and Salomon Brothers Inc. Mr. Serota received a B.S. in Economics from the Wharton School of the University of Pennsylvania, and an M.B.A. from the Anderson School of Management at the University of California at Los Angeles. Mr. Serota was elected to the Company’s Board of Directors in 2019. For these reasons, Mr. Serota is qualified to be a member of our Board.

Edward J. Sondey serves as Senior Managing Director of Private Equity at LS Power Group where he is responsible for the firm’s E&P and midstream investments. Mr. Sondey joined LS Power in 2011 and has over twenty-five years of experience in the energy industry. Prior to joining LS Power, Mr. Sondey served as Managing Director in the BofA Merrill Lynch global energy & power investment banking group from 2005 to 2011. He was head of competitive generation, and advised a broad range of industrial and financial clients on the execution of M&A, capital markets and structured commodity transactions. Prior to BofA Merrill, Mr. Sondey was Vice President,

Finance for PSEG Power from 2000 to 2005 where he led strategic and finance activities and executed several asset M&A and development transactions. Mr. Sondey started his career as an early member of J. Makowski Associates, a Warburg Pincus portfolio company. Mr. Sondey received a BA degree from Princeton University. Mr. Sondey was elected to the Company’s Board of Directors in 2019. For these reasons, Mr. Sondey is qualified to be a member of our Board.

Thomas M. Souers served as petroleum engineering consultant at Netherland, Sewell & Associates, Inc. (NSAI) from 1991 until his retirement in 2016. During that time, Mr. Souers worked on a range of oil and gas reserves estimations, property evaluations for sales and acquisitions, analysis of secondary recovery projects, field studies, deliverability studies, prospect evaluations, and economic evaluations utilizing deterministic methodology for projects in North America, Europe, Africa, South America, and Asia. His areas of expertise are Gulf of Mexico and horizontal drilling in various US basins. Mr. Souers has also served as expert witness on a number of civil cases. Mr. Souers also served as a consulting COO of a private oil and gas company during his employment at NSAI. Prior to that time, Mr. Souers served as an operations engineer with GLG Energy LP, senior staff engineer with Wacker Oil Inc., area manager with Transco Exploration Company, and supervising engineer with Exxon Company, U.S.A. Mr. Souers holds a B.S. in civil engineering from North Carolina State University and an M.S. in civil engineering from the University of Florida. He was appointed to the Company’s Board of Directors in 2016. Mr. Souers’ experience as a petroleum engineer makes him qualified to be a member of our Board.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
ALL NOMINATED DIRECTORS

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED ACCOUNTING FIRM

Although stockholder approval is not required for the appointment of Moss Adams LLP, the Board and the Audit Committee have determined that it is desirable as a good corporate governance practice. Ratification requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting. If our stockholders do not ratify the appointment, the Audit Committee may reconsider the appointment, but may, in its discretion, determine to appoint Moss Adams LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of us and our stockholders. A representative of Moss Adams LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2020

PROPOSAL NO. 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that executive compensation is an important matter for our stockholders. The Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executive officers based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals.

Overview of 2019 Results

•	We grew production by 85% in 2019;
•	We grew reserves by 8% to 517 Bcfe of proved oil and natural gas reserves with a PV-10 of $297 million;
•	We increased our oil and natural gas revenues to $118.4 million, representing an increase of 35% from 2018; and
•	We grew net cash provided by operating activities by 61% in 2019 to $79.1 million and generated net income of $13.3 million or $1.09 per share (basic) and $0.96 per share (diluted).

Stockholder Advisory Vote on Executive Compensation

At our 2019 annual meeting of stockholders, holders of 93% of the shares entitled to vote on the matter voted in favor of the compensation of our named executive officers as described in our 2019 proxy statement. We believe that these voting results reflect a recognition by our top institutional stockholders, who owned 46% of the then outstanding shares, that the changes we made to our executive compensation programs following our 2018 annual meeting of stockholders, and our subsequent outreach and dialogue with those institutional shareholders, were sufficient to alleviate their concerns. We intend to continue our outreach program going forward to facilitate continued stockholder input into our executive compensation programs as needed in the future.

Summary of Changes to Executive Compensation

The principal changes to our executive compensation programs made by the Compensation Committee and the Company following our 2019 annual meeting of stockholders and our stockholder outreach efforts described above are summarized below. These changes were made based upon information gathered from stockholders, executive officers, and our independent compensation consultant, Longnecker & Associates (“L&A”).

•	For 2020, the base salaries for Messrs. Goodrich, Turnham, and Ferchau (our “named executive officers” for 2019) were increased 3.5% year-over-year.
•	For 2019, the Company awarded a payout of 120% to our named executive officers under our annual non-equity incentive plan, which is discussed in greater detail in the “Executive Compensation” section below.
•	In 2018 and 2019, we did not grant new awards under the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan (the “LTIP”) to Messrs. Goodrich or Turnham.

We believe that our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to the named executive officers are reasonable in the aggregate. As you consider this Proposal No. 3, we urge you to read this Proxy Statement for additional details on executive compensation, including tabular disclosures regarding our named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this Proxy Statement.

As an advisory vote, Proposal No. 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any specific action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

This vote is required pursuant to Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act.”).

We are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement for Goodrich Petroleum Corporation’s 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table for 2019 and the other related tables and disclosure required by Item 402 of Regulation S-K.”

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED
IN THIS PROXY STATEMENT.

STOCK OWNERSHIP MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 24, 2020 (except as otherwise noted) certain information with respect to the amount of our common stock beneficially owned (as defined by the SEC’s rules and regulations) by:

•	each person known to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees; and
•	all current executive officers and directors as a group.
Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)
Common Stock	Walter G. Goodrich	518,526		4.1
Common Stock	Robert C. Turnham, Jr.	506,796		4.0
Common Stock	Mark E. Ferchau	187,306		1.5
Common Stock	Michael J. Killelea	136,738		1.0
Common Stock	Robert T. Barker	34,818			*
Common Stock	Ronald C. Coleman	54,168			*
Common Stock	K. Adam Leight	37,668			*
Common Stock	Timothy D. Leuliette	35,168			*
Common Stock	Jeffrey S. Serota	2,816			*
Common Stock	Thomas M. Souers	35,168			*
Common Stock	Edward J. Sondey	2,816			*
Common Stock	Directors and Executive Officers as a Group (11 Persons)	1,551,988		12.4
Common Stock	Franklin Advisers, Inc.(3)	2,892,954	(4)	22.0	(4)
Common Stock	GEN IV Investment Opportunities(5)	1,838,510		14.7
Common Stock	Anchorage Capital Group, L.L.C.(6)	1,569,878		12.5
Common Stock	Deep Basin Capital LP(7)	650,381		5.2
*	Less than 1%
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Goodrich Petroleum Corporation, 801 Louisiana, Suite 700, Houston, Texas 77002 and each beneficial owner has sole voting and dispositive power over such shares.
(2)	Based on total shares outstanding of 12,533,950 as of March 24, 2020.
(3)	Pursuant to the Form 4 filed with the Securities and Exchange Commission on January 15, 2020, and the Schedule 13D/A filed with the Securities and Exchange Commission on June 13, 2019, Franklin Advisers’ Inc., a wholly owned subsidiary of Franklin Resources, Inc. (“FRI”), has sole voting and sole dispositive power with respect to the reported shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Stockholders”) each own in excess of 10% of FRI’s outstanding common stock and are the principal stockholders of FRI. FRI and the Principal Stockholders may be deemed to be, for purposes of Rule 13d-3 under the Act, the beneficial owners of securities held by persons and entities for whom or for which FRI’s subsidiaries provide investment management services. The address of the reporting persons is One Franklin Parkway San Mateo, CA 94403.
(4)	Includes 611,254 shares of common stock issuable on conversion of debt securities (as computed under Rule 13d-3(d)(1)(i) of the Exchange Act).
(5)	Pursuant to the Schedule 13D/A filed with the Securities and Exchange Commission on July 22, 2019, GEN IV Investment Opportunities, LLC, LSP Generation IV, LLC and LSP Investment Advisors, LLC have shared voting and shared dispositive power with respect to the reported shares. The address of the reporting persons is 1700 Broadway, 35th Floor, New York, NY 10019.
(6)	Pursuant to the Schedule 13D filed with the Securities and Exchange Commission on May 24, 2018, the reported shares include the following securities: 758,716 shares held for the account of Anchorage Illiquid Opportunities V, L.P (“AIO V”) and 809,028 shares held for the account of AIO V AIV 1 Holdings, L.P. (“AIV 1”). Anchorage Capital Group, L.L.C. (“Capital Group”) is the investment manager to each of AIO V and AIV 1 and, in such capacity, exercises voting and investment power over the shares held for the accounts of AIO V and AIV 1. Anchorage Advisors Management, L.L.C. (“Management”) is the sole managing member of Capital Group. Kevin M. Ulrich is the Chief Executive Officer of Capital Group and the senior managing member of Management. The address of the reporting persons is c/o Anchorage Capital Group, L.L.C., 610 Broadway, 6th Floor, New York, and NY 10012.
(7)	Pursuant to Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2020, the reported shares include the following securities: 650,381 shares held by Deep Basin Capital LP. Deep Basin Capital LP has shared voting and shared dispositive power with respect to the reported shares. The address of the reporting person is 484 Pacific Street, Floor 2, Stamford, Connecticut 06902.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position
Walter G. Goodrich	61	Chairman and Chief Executive Officer, Director
Robert C. Turnham, Jr.	62	President and Chief Operating Officer, Director
Mark E. Ferchau	66	Executive Vice President
Michael J. Killelea	57	Executive Vice President, General Counsel and Corporate Secretary
Robert T. Barker	69	Senior Vice President, Controller and Chief Financial Officer

Walter G. Goodrich’s biographical information may be found under “Proposal No. 1 – Election of Directors”.

Robert C. Turnham, Jr.’s biographical information may be found under “Proposal No. 1 – Election of Directors”.

Mark E. Ferchau became Executive Vice President of the Company in 2004. He had previously served as the Company’s Senior Vice President, Engineering and Operations, after initially joining the Company as a Vice President in 2001. Mr. Ferchau previously served as Production Manager for Forcenergy Inc. from 1997 to 2001 and as Vice President, Engineering of Convest Energy Corporation from 1993 to 1997. Prior thereto, Mr. Ferchau held various positions with Wagner & Brown, Ltd. and other independent oil and gas companies.

Michael J. Killelea joined the Company as Senior Vice President, General Counsel and Corporate Secretary in 2009. He was named Executive Vice President in 2016. Mr. Killelea has over 30 years of experience in the energy industry. In 2008, he served as interim-Vice President, General Counsel and Corporate Secretary for Maxus Energy Corporation. Prior to that time, Mr. Killelea was Senior Vice President, General Counsel and Corporate Secretary of Pogo Producing Company from 2000 through 2007. Mr. Killelea held various positions within the law department at CMS Energy Corporation from 1988 to 2000, including Chief Counsel at CMS Oil & Gas Company from 1995 to 2000.

Robert T. Barker joined the Company in 2007 as Manager, Financial Reporting and has held various positions within the Accounting Department with increasing responsibility. In 2015, Mr. Barker was named Vice President and Controller. In 2017, he was named Chief Financial Officer and in January 2018 named Senior Vice President. Mr. Barker has over 30 years of experience in the energy industry. Prior to joining the Company, Mr. Barker was Controller for Cygnus Oil and Gas Corporation. Mr. Barker is a certified public accountant and holds an M.B.A. from the University of Houston.

There are no family relationships between any of our directors and executive officers.

EXECUTIVE COMPENSATION

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer and our two next most highly compensated executive officers. We refer to the aforementioned individuals throughout this discussion as our “Named Executive Officers” and their names, titles and positions are as follows:

Name	Title and Position
Walter G. Goodrich	Chairman and Chief Executive Officer
Robert C. Turnham, Jr.	President and Chief Operating Officer
Mark E. Ferchau	Executive Vice President

Summary Compensation

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities:

Summary Compensation for Year Ended December 31, 2018 and 2019
Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Total
		($)	($)	($)	($)
Walter G. Goodrich	2019	474,063	0	711,095	1,185,158
Chairman and Chief Executive Officer	2018	474,063	0	491,177	965,240
Robert C. Turnham, Jr.	2019	474,063	0	711,095	1,185,158
President and Chief Operating Officer	2018	474,063	0	491,177	965,240
Mark E. Ferchau	2019	389,500	779,000	373,920	1,542,420
Executive Vice President	2018	389,500	0	258,279	647,779
(1)	The amounts included in the “Stock Awards” column reflect the grant date fair value of the restricted phantom stock and performance share unit awards granted to Mr. Ferchau in 2019 under Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, assuming the completion of the service-based vesting conditions to which such awards are subject. The performance share units use the grant date value determined using a Monte Carlo method with respect to the target amount of awards granted. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. Assumptions used in the calculation of these amounts are included in Note 3 to our audited financial statements for the fiscal year ended December 31, 2018 and 2019 included in our Annual Report on Form 10-K.
(2)	The amounts included in the “Non-Equity Incentive Plan Compensation” column reflect amounts earned pursuant to our annual non-equity incentive plan for the applicable fiscal year. For more information, see the section titled “Narrative Disclosure to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table.

Base Salaries.

The table below shows the base salary for each of the Named Executive Officers as of January 1 in each of 2018, 2019 and 2020.

		Salaries as of January 1,
Named Executive Officers	Position	2018 ($)	2019 ($)	2020 ($)
Walter G. Goodrich	Chairman and CEO	474,063	474,063	490,655
Robert C. Turnham, Jr.	President and COO	474,063	474,063	490,655
Mark E. Ferchau	Executive Vice President	389,500	389,500	403,133

Non-Equity Incentive Plan Compensation.

Incentive awards, considered for payment annually, are granted under our annual non-equity incentive plan to ensure that our Named Executive Officers focus on the achievement of near-term goals that are approved by the Board. The awards may be earned if we achieve our objectives in key performance metrics and execute on strategic achievements as discussed below. Award targets as a percentage of base salary have historically been set near the median for similar positions at companies in our peer group.

For 2019, incentive award targets as a percentage of base salary were set at 125% for each of Mr. Goodrich and Mr. Turnham and 80% for Mr. Ferchau. The total amounts received under our annual non-equity incentive plan are composed of both quantitative performance metrics (with potential award payout ranging from zero to 180%, with a target award payout of 90% of the overall target award) and qualitative subjective evaluation (with potential award payout ranging from zero to 20%, with a target award payout of 10% of the overall target award).

Quantitative Performance Metrics.

The Compensation Committee selected the performance metrics set forth in the table below as the relevant financial targets for the annual non-equity incentive plan for 2019, which the Compensation Committee viewed as consistent with our 2019 business plan.

In general, our performance was at or just below targeted goal for each component. Accordingly, the Compensation Committee approved incentive award payouts for the executives at 110% of the total target award amount for the components tied to quantitative performance metrics.

Qualitative Subjective Evaluation. Given our overall performance in 2019, the Compensation Committee decided that the subjective portion under each Named Executive Officer’s incentive award would payout at 10% of target.

Metrics	Target	Performance	Target Percentage	Percentage Payout
Production vs Plan (Mcfe per day)	130,000 Mcfe/day	131,000	25%	29.0%
Finding & Development Costs (Developed)	$1.15/Mcfe/day	$1.085	20%	25.2%
Lease Operating Expenses	$0.25/Mcfe/day	$0.23	20%	33.3%
EBITDA	$80.0MM	$79.0	25%	22.5%
Discretionary			10%	10.0%
Total:			100%	120.0%

Amounts earned by our Named Executive Officers under our annual non-equity incentive plan for the Company’s 2019 performance are reflected in the Summary Compensation Table above under the “Non-Equity Incentive Plan Compensation” column.

Long-Term Incentive Plan (LTIP).

Restricted Phantom Stock.

The restricted phantom stock award granted to Mr. Ferchau in 2019 vests in one-third increments on each anniversary of the grant date and will vest earlier upon the grantee’s termination of employment due to his death or disability. In addition, the restricted phantom stock award will also vest upon a change in control of the Company (see the “Potential Payments Upon Termination or Change in Control” section below for definitions). Payment of vested restricted phantom stock may be made in cash, shares of our common stock or any combination thereof, as determined by the Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date. No Restricted Phantom Stock awards were made to Messrs. Goodrich or Turnham in 2019.

Performance Share Units.

Based on the 2019 target awards, in December 2019, Mr. Ferchau was granted 39,185 performance share units. Each performance share unit represents a contingent right to receive one share of common stock, subject to continued employment and the level of achievement with respect to the applicable performance metrics. The number of performance share units that will cliff vest on December 10, 2022 can range from 0% to 200% of the performance share units granted based upon our absolute total shareholder return over the three-year performance period.

The actual number of performance share units that may be earned at various levels of absolute total shareholder return was approved by the Compensation Committee and is based on the following structure:

Our absolute total shareholder return over the three year performance period compared to the baseline	Percentage of Performance Share Units Earned
< 20%	0%
20.1%	1%
25.0%	25%
30.0%	50%
35.0%	75%
40.0%	101%
45.0%	125%
50.0%	150%
55.0%	175%
>60.0%	200%

Outstanding Equity Awards Value at 2019 Fiscal Year-End Table

The following table provides information concerning equity awards granted to our Named Executive Officers that were outstanding on December 31, 2019.

Outstanding Equity Awards as of December 31, 2019

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Walter G. Goodrich	40,760	(2)	409,230
	34,121	(3)	342,575
	102,364	(4)	1,027,735

Robert C. Turnham, Jr.	40,760	(2)	409,230
	34,121	(3)	342,575
	102,364	(4)	1,027,735

Mark E. Ferchau	12,230	(2)	122,789
	12,460	(3)	125,098
	37,380	(4)	375,295
	39,185	(5)	393,417
	39,185	(6)	393,417
(1)	The market value reported was calculated utilizing our closing stock price on December 31, 2019, the last trading day of the fiscal year, which was $10.04.
(2)	Restricted stock units that were granted on October 12, 2016 pursuant to the LTIP. These shares are associated with the exercise of the UCC warrants outstanding as of October 12, 2016. The UCC warrants are currently exercisable at a common stock price of $17.48 per share.
(3)	Restricted phantom stock granted on December 14, 2017 that will vest on December 14, 2020.
(4)	Performance share units that were granted pursuant to the LTIP on December 14, 2017. Each performance share unit represents a contingent right to receive one share of common stock. The number of performance share units that will vest on December 14, 2020, or, if earlier, a change of control, can range from 0% to 250% of the units granted based upon the issuer's total stockholder return measured against an industry peer group over a three-year period. The target number of performance units is reported in the table above.
(5)	Restricted phantom stock granted on December 10, 2019 that will vest in one-third increments beginning December 10, 2020.
(6)	Performance share units that were granted pursuant to the LTIP on December 10, 2019. Each performance share unit represents a contingent right to receive one share of common stock. The number of performance share units that will vest on December 10, 2022, or, if earlier, a change of control, can range from 0% to 200% of the units granted based upon the issuer's absolute total stockholder return over a three-year period. The target number of performance units is reported in the table above.

Additional Narrative Disclosure

Other Benefits

In addition to base pay, annual incentive awards, long-term equity-based incentives and severance benefits, we provide the following forms of compensation:

•	401(k) Savings Plan. We have a defined contribution profit sharing 401(k) plan designed to assist our eligible officers (including our Named Executive Officers) and employees in providing for their retirement. We have a plan that allows us to match the contributions of our employees to the plan in cash. When matching occurs, employees are immediately 100% vested in Company contributions. Matching contributions were suspended effective April 1, 2016 and were reinstated effective January 1, 2020. We provide matching contributions equal to 100% of the first 5% of each participant’s eligible compensation contributed to the plan.
•	Health and Other Welfare Benefits. Our Named Executive Officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all employees.
•	Perquisites. We do not provide perquisites to our Named Executive Officers.

Potential Payments Upon Termination or a Change of Control

The discussion below discloses the amount of compensation and/or other benefits potentially due to our Named Executive Officers in the event of a Change of Control (as defined below), or a termination of their employment, including, but not limited to, in connection with a Change of Control. We believe that change of control protection allows management to focus their attention and energy on the business transaction at hand without any distractions regarding the effects of a change of control. Likewise, post-termination payments allow management to focus their attention and energy on making the best objective business decisions that are in the interest of the Company without allowing personal considerations to cloud the decision-making process.

On August 22, 2018, following approval by the Board, the Company entered into an amended and restated severance agreement (the “Amended Severance Agreement”) with each of our Named Executive Officers, which Amended Severance Agreements supersede and replace the prior severance agreements previously entered into with our Named Executive Officers.

Each Amended Severance Agreement provides for a term that commenced on August 22, 2018 and ends on the third anniversary of such date. The term of each Amended Severance Agreement may be renewed and extended by mutual agreement of the parties thereto.

Each Amended Severance Agreement provides that if the executive incurs a Qualifying Termination (as defined below), the executive will generally receive (i) a lump sum payment in cash equal to two times the sum of the executive’s annualized base salary and the most recent annual cash bonus awarded to the executive and (ii) health and life insurance coverage under the Company’s plans (or the equivalent thereof) on the same basis as it is provided to other senior executives of the Company through the second anniversary of the date of the Qualifying Termination. The Amended Severance Agreements do not entitle an executive to a payment based on the value of the equity awards granted by the Company to such executive within a specified period preceding a Qualifying Termination as the prior severance agreements previously entered into with our Named Executive Officers did.

In addition, upon a Qualifying Termination, subject to an executive’s compliance with non-competition and non-solicitation covenants that apply during the executive’s employment and for 12 months thereafter, the executive will be entitled to (x) immediate vesting of the portion of any outstanding and unvested restricted stock (or restricted stock unit) awards subject to time-based vesting (“Restricted Stock”) that would have vested during the Vesting Continuation Period (as defined below) if the executive had remained employed and (y) pro-rata vesting (based on the number of months from the date of grant through the end of the Vesting Continuation Period) of outstanding and unearned performance awards (“Performance Awards”) based on actual performance through the date of the Qualifying Termination. However, subject to the executive’s compliance with the aforementioned non-competition and non-solicitation covenants, the executive will be entitled to full accelerated vesting of Restricted Stock on the date of a Qualifying Termination if such Qualifying Termination occurs on or within 18 months following a Change of Control. Further, notwithstanding the foregoing, upon a Change of Control, any unearned Performance Awards will vest based on actual performance through the date of the Change of Control. However, the awards granted to the executives in connection with the Company’s emergence from bankruptcy, specifically the Grant of Restricted Stock (Secondary Exit Award; UCC Warrant Exercise) are not entitled to any accelerated vesting pursuant to the Amended Severance Agreements.

For purposes of the Amended Severance Agreements, the terms below are generally defined as follows:

1.   “Cause” means (i) any material failure of an executive, after written notice, to perform the executive’s duties as an officer of the Company; (ii) the commission of fraud, embezzlement or misappropriation by the executive against the Company; (iii) a material breach by the executive of his fiduciary duty owed by him to the Company or its affiliates, or of any written workplace policies applicable to the executive (including the Company’s code of conduct and policy on workplace harassment), whether adopted on or after the date of the Amended Severance Agreement; or the (iv) conviction of the executive of a felony offense or a crime involving moral turpitude.

2.   A “Change of Control” of the Company is deemed to have occurred if, at any time on or after the date of the Amended Severance Agreement, (i) there is a sale, lease or other transfer of all or substantially all of the assets of the Company; (ii) the Company or its stockholders adopt a plan relating to the liquidation or dissolution of the Company; (iii) any person or group of persons acting in concert becomes the beneficial owner of fifty percent (50%) or more of the voting power of the Company’s securities generally entitled to vote in the election of directors; or (iv) there occurs a merger or consolidation of the Company unless, for at least six months after the transaction, beneficially own greater than fifty (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the surviving entity.

3.   “Change in Duties” shall mean the occurrence, on or within 18 months after the date upon which a Change of Control occurs, of any one or more of the following: (i) a reduction in the duties or responsibilities of an executive from those applicable to the executive immediately prior to the date on which the Change of Control occurs; (ii) a reduction in the executive’s current annual rate of total compensation; or (iii) a change in the location of the executive’s principal place of employment by more than 50 miles from the location where the executive was principally employed immediately prior to the date on which the Change of Control occurs, unless such relocation is agreed to in writing by the executive; provided, however, that a relocation scheduled prior to the date of the Change of Control shall not constitute a Change in Duties.

4.   “Qualifying Termination” shall mean the termination of an executive’s employment with the Company either by the Company without “Cause,” whether before or after a Change of Control, or by the executive due to a Change in Duties on or within 18 months following a Change of Control.

5.   “Vesting Continuation Period” shall mean, as applicable, if an executive experiences a Qualifying Termination after December 31, 2018, the period beginning on the date of the Qualifying Termination and ending on the date that is 12 months following the date of the Qualifying Termination.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Goodrich Petroleum Corporation.

Each member of the Audit Committee is an “independent” director and “financially literate” as determined by the Board, based on the listing standards of the New York Stock Exchange. Each member of the Audit Committee also satisfies the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board has determined that Mr. Leight, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission’s rules and regulations.

In fulfilling its responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and our independent auditors;
•	discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”);
•	received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; and
•	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence and has discussed with the independent accounting firm its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of Goodrich Petroleum Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee of the Board of Directors,

K. Adam Leight, Chairman
Thomas M. Souers
Jeffrey S. Serota

Audit and Non-Audit Fees

The following table shows the fees billed to us related to the audit and other services provided by Moss Adams for 2018 and 2019.

	2018(1)	2019
Audit Fees	234,150	262,750
(1)	This category includes Moss Adam’s audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit Committee Pre-Approval Policy

All services to be performed for the Company by an auditing firm must be pre-approved by the Audit Committee or a designated member of the Audit Committee, as provided in the committee’s charter. All services provided by Moss Adams in fiscal year 2019 were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

General

Our Board believes that adherence to sound corporate governance policies and practices is important in ensuring that we are governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders. As a result, our Board has adopted key governance documents, including Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics and committee charters, which are intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

Copies of these documents are available on our website at http://goodrichpetroleumcorp.investorroom.com/corporate-governance and are also available in print, free of charge, to any stockholder who requests them.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which can be viewed on our website at http://goodrichpetroleumcorp.investorroom.com/corporate-governance.

Among other things, the Corporate Governance Guidelines address the following matters:

•	director qualification standards,
•	director responsibilities,
•	director access to management and independent advisors,
•	director compensation,
•	director orientation and continuing education,
•	management succession, and
•	annual performance evaluations of our Board.

Corporate Code of Business Conduct and Ethics

Our Corporate Code of Business Conduct and Ethics, which is applicable to our directors, employees, agents and representatives, can be viewed on our website at http://goodrichpetroleumcorp.investorroom.com/corporate-governance. Any change to, or waiver from, our Corporate Code of Business Conduct and Ethics may be made only by our independent directors and will be disclosed as required by applicable securities laws and listing standards.

Our Board

Board Size; Director Independence

Our Board consists of eight members, all of whom are being renominated.

In determining director independence, the Nominating and Corporate Governance Committee reviews the relationships between the Company and each director and reports the results of its review to the Board. The Board uses this information to aid it in making its determination of independence. The Board has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits – or has the potential to impair or inhibit – a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board considers, for example, any transactions between the Company and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a current or former employee or consultant of the Company. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the NYSE American and SEC rules as in effect from time to time.

Consistent with these considerations, the Board has reviewed all the relationships between the Company and the members of the Board and has affirmatively determined that all directors are independent directors except Mr. Walter

G. Goodrich and Mr. Robert C. Turnham, Jr., who are employees of the Company. The chart below describes the basis for the Board’s determination that the director is independent. Although service as a director of another company alone is not a material relationship that would impair a director’s independence, those relationships have been reviewed and are set forth below. None of the relationships considered below are relationships that would preclude a finding of independence under the NYSE American bright line rules or would require disclosure pursuant to Item 404 of Regulation S-K. In addition, none of the relationships considered below would cause a director who serves on a Board committee to violate a heightened standard applicable to membership on that committee.

Director	Relationships Considered	Determination Basis
Ronald F. Coleman	Former Energy Executive Various Board positions	Independent
Walter G. Goodrich	Chairman, CEO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company
K. Adam Leight	Managing Member of Ansonia Advisors LLC	Independent
Timothy D. Leuliette	Prior Board memberships including Visteon Corporation, Penske Corporation, Metaldyne Corporation, and The Detroit Branch of The Federal Reserve Bank of Chicago	Independent
Jeffrey S. Serota	Vice Chairman and Chief Investment Officer to Corbel Capital Partners	Independent
Edward J. Sondey	Senior Managing Director of Private Equity at LS Power Group	Independent
Thomas M. Souers	Retired, Petroleum Engineer	Independent
Robert C. Turnham, Jr.	President, COO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company

Board Meetings, Annual Meeting Attendance

Our Board held ten meetings during the fiscal year ended December 31, 2019. Each director attended 100% of the meetings of the Board and the committees of which each was a member. Board members are requested and encouraged to attend the Annual meeting. In 2019, all directors attended the annual meeting in person.

Executive Sessions and Presiding Director

To facilitate candid discussion by our non-management directors, the agenda for certain Board and committee meetings provides for a meeting of non-management directors in executive session without any members of management present. Timothy D. Leuliette has been designated as the director to preside over executive sessions of non-management directors. Our independent directors meet separately at least once a year in accordance with the listing standards of the NYSE American.

Limitation on Public Company Board Service

To ensure that each director is able to devote sufficient time to performing his duties, the number of other public company boards on which a director may serve is subject to a case-by-case review by the Nominating and Corporate Governance Committee. In addition, the Audit Committee’s Charter prohibits committee members from serving on the audit committee of more than two other public company boards unless our Board determines that such simultaneous service does not impair the ability of the director to effectively serve on the Audit Committee.

Chairman and Chief Executive Officer

Our Board has determined that a leadership structure consisting of a combined role of Chairman of the Board and Chief Executive Officer, together with a strong Lead Independent Director, is appropriate for our Company. As Mr. Goodrich bears the primary responsibility for managing our day-to-day business, the combination of the role of Chairman and Chief Executive Officer ensures that key business issues and stockholder interests are brought to the attention of our Board. In addition, as a result of his role as the Chief Executive Officer of the Company, Mr. Goodrich has Company-specific experience that can benefit his role as Chairman of the Board in identifying strategic priorities, leading the discussion and execution of strategy, and facilitating the flow of information between management and the Board.

To give a significant voice to our independent, non-management directors and to reinforce effective, independent leadership on the Board, and in recognition of his demonstrated leadership skills, the Board has appointed Mr. Leuliette as Lead Independent Director. As Lead Independent Director, Mr. Leuliette serves as liaison between the Chairman and the independent directors; approves meeting agendas for the Board; approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; has the authority to call meetings of the independent directors; and if requested by major stockholders, ensures that he is available for consultation and direct communication.

We believe that the above structure, when combined with the Company’s other governance policies and procedures, provide for appropriate oversight, discussion and evaluation of decisions and direction from the Board, and are in the best interest of our stockholders.

Our Board’s Role in Risk Oversight

Our Board generally administers its risk oversight function through the Board as a whole. Our Chief Executive Officer, who reports to the Board, and the other executives named in this proxy statement, who report to our Chief Executive Officer, have day-to-day risk management responsibilities. Each of these executives attends the meetings of our Board, where the Board routinely receives reports on our financial results, the status of our operations and our safety performance, and other aspects of implementation of our business strategy, with ample opportunity for specific inquiries of management. The Audit Committee provides additional risk oversight through its quarterly meetings, where it receives a report from our Chief Financial Officer, and reviews our contingencies, significant transactions and subsequent events, among other matters, with management and our independent auditors. In addition, our Hedging Committee assists management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production.

Annual Board Evaluation

The Nominating and Corporate Governance Committee is responsible for the Board evaluation process. In December of each fiscal year, the Nominating and Corporate Governance Committee requests that the Chairman of each committee report to the full Board about the committee’s annual evaluation of its performance and evaluation of its charter. In addition, the Nominating and Corporate Governance Committee receives comments from all directors and reports to the full Board with an assessment of the Board’s and management’s performance each fiscal year.

Director Orientation and Continuing Education

Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. The Nominating and Corporate Governance Committee evaluates general education and orientation programs for our directors. Newly appointed directors are required to become knowledgeable (if not already) about the responsibilities of directors for publicly traded companies. In addition, we provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

Director Nomination Process

Director Qualifications

When identifying prospective director nominees, or reevaluating our current directors, our Board, with assistance from the Nominating and Corporate Governance Committee, considers the following:

•	the individual’s reputation, integrity and independence;
•	the individual’s effectiveness as a director to date;
•	the individual’s skills and business, government or other professional experience and acumen, bearing in mind the composition of our Board and the current state of and the energy industry generally at the time of determination; and
•	the number of other public companies for which the individual serves as a director and the availability of the individual’s time and commitment to us.

Although we do not have a formal policy for the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of skills, knowledge, attributes and experiences that cover the spectrum of areas that affect our business. The Nominating and Corporate Governance Committee regularly assesses whether the mix of skills, experience and background of our Board as a whole is appropriate for us. Our Board periodically reviews and assesses the effectiveness of its practices, including with respect to board diversity, used in considering potential director candidates.

In the case of directors being considered for reelection, our Board also takes into account the director’s history of attendance and participation at Board and committee meetings, and the director’s tenure as a member of our Board.

Director Nominations

In connection with its governance function, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends those individuals for election as directors, either at the annual meeting of stockholders or to the Board to fill any vacancies. When the need to fill a vacancy arises, the Nominating and Corporate Governance Committee solicits recommendations from existing directors and from senior management. These recommendations are considered along with, and the same criteria are used to assess, any recommendations made by stockholders. There have been no material changes to the procedures by which stockholders may nominate director candidates to the Nominating and Corporate Governance Committee since the Company last provided this disclosure.

The Board did not retain, and we did not pay a fee to, any third party to assist in the process of identifying or evaluating prospective director nominees for election at the Annual Meeting, nor did we receive any director nominees put forward by a stockholder or group of stockholders who beneficially own more than 5% of our common stock.

Communications with our Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any Board committee, to the Chairman of our Board, or to any director in particular, to:

c/o Goodrich Petroleum Corporation
801 Louisiana Street, Suite 700
Houston, Texas 77002

Any correspondence addressed to our Board, any Board committee, the Chairman of our Board or to any one of the directors in care of us is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be reported by going to https://goodrichpetroleum.alertline.com/gcs/welcome or by calling the (toll-free) hotline number 1-877-874-8416.

Standing Committees of our Board

Committee Composition

The following table lists our four Board committees and the directors who currently serve on them.

Director Name	Hedging Committee	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Ronald F. Coleman			X	X
Walter G. Goodrich	Chair
K. Adam Leight		Chair
Timothy D. Leuliette*	X		Chair
Jeffrey S. Serota		X		X
Edward J. Sondey	X		X
Thomas M. Souers		X		Chair
Robert C. Turnham, Jr.	X

X Member

*	Lead Independent Director

Hedging Committee

The Hedging Committee’s principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production. The Hedging Committee held three meetings during the fiscal year ended December 31, 2019, and took action through unanimous written consent throughout the year.

Audit Committee

Pursuant to its charter, our Audit Committee functions in an oversight role and has the following purposes:

•	overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;
•	overseeing our compliance with legal and regulatory requirements;
•	overseeing the qualifications, independence and performance of the independent auditor engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for us;
•	overseeing the effectiveness and performance of our internal audit function;
•	overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board has established;
•	providing an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent auditors are accountable to the Audit Committee;
•	producing the Audit Committee Report for inclusion in our annual proxy statement; and
•	performing such other functions our Board may assign to the Audit Committee from time to time.

A copy of our Audit Committee Charter can be viewed on our website at http://goodrichpetroleumcorp.investor
room.com/corporate-governance

In connection with these purposes, the Audit Committee recommends to our Board the independent registered public accounting firm to be engaged to audit our financial statements, annually reviews the independent auditor’s independence and quality control procedures, meets with the auditors and our financial management to review with them our significant accounting policies and its internal controls, provides opportunities for the auditors to meet with the Audit Committee and management, discusses matters discussed at Audit Committee meetings with the full Board, investigates any matters brought to its attention within the scope of its duties, reviews and assesses the adequacy of the Audit Committee charter on an annual basis, and has general responsibility in connection with related matters.

Our Board has determined that each member of the Audit Committee is independent under the SEC’s rules and regulations, the listing standards of the NYSE American and our Corporate Governance Guidelines. In addition, our Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the listing standards of the NYSE American. Based on Mr. Leight’s business experience, which is described in more detail under “Proposal No. 1-Election of Directors — Director Nominees,” our Board has determined that he qualifies as an “audit committee financial expert” under the SEC’s rules and regulations. None of the members of the Audit Committee serve on the audit committee of more than two other public companies.

Our Audit Committee held nine meetings during the fiscal year ended December 31, 2019, including quarterly meetings, and took action through unanimous written consent throughout the year.

Compensation Committee

Pursuant to its charter, our Compensation Committee’s duties include, among other things, the responsibility to:

•	review, evaluate, and approve our agreements, plans, policies, and programs to compensate the officers and directors;
•	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and
•	perform such other functions as our Board may assign to the Compensation Committee from time to time.

A copy of our Compensation Committee Charter can be viewed on our website at http:// goodrichpetroleumcorp.investorroom.com/corporate-governance

In connection with these purposes, the Compensation Committee reviews corporate goals and objectives relevant to our compensation. In addition, the Compensation Committee reviews our compensation and benefit plans to ensure that they meet these corporate goals and objectives. In consultation with our Chief Executive Officer, our Compensation Committee makes recommendations to the Board on compensation of all of our officers, the granting of awards under and administering our long term incentive and other benefit plans, and adopting and changing our major compensation policies and practices.

Our Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE American (including the heightened requirements applicable to compensation committee members) and our Corporate Governance Guidelines.

Our Compensation Committee held three meetings during the fiscal period ended December 31, 2019, including quarterly meetings, and took action through unanimous written consent throughout the year.

Nominating and Corporate Governance Committee

Pursuant to its charter, the Nominating and Corporate Governance Committee’s duties include, among other things, the responsibility to:

•	develop and recommend to the Board a set of corporate governance principles and practices and assist the Board in implementing these principles and practices;
•	assist the Board by identifying individuals qualified to become members of the Board and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies;
•	advise the Board about the appropriate composition of the Board and its committees;
•	direct all matters relating to the succession of our Chief Executive Officer;
•	lead the Board in its annual review of the performance of the Board and its committees; and
•	perform other such functions as the Board may assign to the Nominating and Corporate Governance Committee, in serving the corporate governance function, from time to time.

A copy of our Nominating and Corporate Governance Committee Charter can be viewed on our website at http://goodrichpetroleumcorp.investorroom.com/corporate-governance

In connection with these duties, the Nominating and Corporate Governance Committee actively seeks individuals qualified to become members of our Board, seeks to implement the independence standards required by law, applicable listing standards, our Amended and Restated Certificate of Incorporation and Bylaws and our Corporate Governance Guidelines, assesses the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to our Board, and actively involves itself in our succession planning.

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE American and our Corporate Governance Guidelines.

Our Nominating and Corporate Governance Committee held three meetings during the fiscal period ended December 31, 2019, and took action through unanimous written consent during the year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is comprised of Messrs. Leuliette, Coleman, and Sondey. During the fiscal year ended December 31, 2019, no member of the Compensation Committee (1) was an officer or employee, (2) was formerly an officer or employee, or (3) had any relationship requiring disclosure under the rules and regulations of the SEC.

During the fiscal year ended December 31, 2019, none of our executive officers served as a (1) member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board, (2) director of another entity, one of whose executive officers served on the Compensation Committee of our Board, or (3) member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

Introduction

The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a policy that requires the following in connection with all related person transactions involving the Company.

Any “Related Person Transaction” shall be consummated or shall continue only if:

1.	the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;
2.	the transaction is approved by the disinterested members of the Board of Directors; or
3.	the transaction involves compensation approved by the Compensation Committee.

For these purposes, a “Related Person” is:

1.	a senior officer (which shall include at a minimum each executive vice president and Section 16 officer) or director;
2.	a stockholder owning in excess of five percent of the Company (or its controlled affiliates);
3.	a person who is an immediate family member of a senior officer or director; or
4.	an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

For these purposes, a “Related Person Transaction” is a transaction between us and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than:

1.	transactions available to all employees generally; or
2.	transactions involving less than $5,000 when aggregated with all similar transactions.

Audit Committee Approval

The Board of Directors has determined that the Audit Committee of the Board is best suited to review and approve Related Person Transactions. Management shall present any proposed Related Person Transactions to the Committee for review prior to consummation of the transaction. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions.

Disclosure

There were no reportable Related Person Transactions for the fiscal year ended December 31, 2019.

DIRECTOR COMPENSATION

General

The following table sets forth a summary of the compensation paid to or earned by our non-employee directors in 2019. Directors who are our full-time employees receive no compensation for serving as directors.

Director Compensation for Year Ended December 31, 2019

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)	Total
		($)	($)	($)
Ronald F. Coleman	2019	78,750	125,000	203,750
K. Adam Leight	2019	97,500	125,000	222,500
Timothy D. Leuliette	2019	105,250	125,000	230,250
Stephen J. Pully*	2019	71,000	0	71,000
Jeffrey S. Serota**	2019	43,521	154,395	197,916
Edward J. Sondey**	2019	44,271	154,395	198,666
Thomas M. Souers	2019	92,750	125,000	217,750
(1)	Each of the non-employee directors held 12,575 shares of restricted phantom stock at year-end 2019, which will vest in full on December 10, 2020, as long as the Director is still affiliated with the Company. The amounts included in the “Stock Awards” column reflect the grant date fair value of each director’s restricted phantom stock award as computed in accordance with the Topic 718 of the Codification Assumptions used in the calculation of these amounts are included in Note 3 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019, based on a closing stock price on December 10, 2019, the date of grant, of $9.94.
*	Mr. Pully did not stand for reelection to the board at the 2019 Annual Meeting. He held no shares of restricted phantom stock at year-end 2019.
**	Messrs. Serota and Sondey were elected to the board at the 2019 Annual Meeting.

Retainer / Fees

Each non-employee director received the following compensation in 2019:

•	a cash retainer of $15,000 for the Chairman of the Audit Committee, $13,000 for the Chairman of the Compensation Committee, $10,000 for the Chairman of the Nominating and Corporate Governance Committee, and $25,000 for the Lead Director; each to be paid on a quarterly basis. The Lead Director does not receive fees for chairing other committees;
•	a meeting fee of $1,500 for each regularly scheduled Board meeting, $1,250 for each Board teleconference meeting, $1,000 for each regularly scheduled committee meeting and $750 for each Committee teleconference meeting;
•	an annual cash retainer of $60,000, paid on a quarterly basis; and
•	an award of restricted phantom stock valued at approximately $125,000 as of the date of grant, which cliff-vests on the one-year anniversary of the date of grant.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2021 ANNUAL
MEETING OF STOCKHOLDERS

Pursuant to the SEC’s rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2021 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Stockholder proposals must be received by our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 no later than December 15, 2020 to be eligible for inclusion in our proxy materials, unless otherwise disclosed by the Company within a reasonable time before the Company releases its proxy materials for the 2021 Annual Meeting of Stockholders.

In addition to the SEC’s rules and regulations described in the preceding paragraph, and as more specifically provided for in our Bylaws, a stockholder making a nomination for election to our Board or a proposal of business (other than pursuant to Rule 14a-8) for our 2021 Annual Meeting of Stockholders must deliver proper notice to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002 at least 90 days prior to the one year anniversary date of the 2020 Annual Meeting and no more than 120 days prior to the one year anniversary date of the 2020 Annual Meeting. Therefore, for a stockholder nomination for election to our Board or a proposal of business (other than pursuant to Rule 14a-8) to be considered at the 2021 Annual Meeting of Stockholders, it must be properly submitted to our Secretary no later than the close of business February 11, 2021, no earlier than the close of business January 12, 2021, unless otherwise disclosed by the Company within a reasonable time before the 2021 Annual Meeting of Stockholders, and must meet all the requirements set forth in our Bylaws. In the event that the actual date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 90 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation, and must meet all the requirements set forth in our Bylaws.

In summary, for each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary setting forth all of the information required in solicitations of proxies under the SEC’s rules and regulations and any other law. In summary, for any other business that a stockholder desires to bring before our 2021 Annual Meeting of Stockholders, the stockholder must provide a brief description of the business, the reasons for conducting the business and any material interest in the business of the stockholder. If a stockholder provides notice for either event described above, the notice must include the following information:

•	the name and address of the stockholder as it appears on our books;
•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder; and
•	a representation that the stockholder intends to appear in person or by proxy at our 2021 Annual Meeting of Stockholders to bring the proposed business before the meeting

Detailed information for submitting stockholder proposals is available upon written request to our Secretary at Goodrich Petroleum Corporation, 801 Louisiana Street, Suite 700, Houston, Texas 77002. These requirements are separate from, and in addition to, the SEC’s rules and regulations that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2021 Annual Meeting of Stockholders.

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the recommendations of the Board.

The information contained in this proxy statement in the sections entitled “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

ADDITIONAL INFORMATION ABOUT US

From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

•	Our main Internet site, located at www.goodrichpetroleum.com. A link to our investor relations site can be found at http://goodrichpetroleumcorp.investorroom.com/investor-relations. Our investor relations site contains, among other things, management presentations, financial information, stock quotes and links to our filings with the SEC.
•	You may read and copy the proxy statement at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the Securities and Exchange Commission’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website located at www.sec.gov.
•	To have information such as our latest quarterly earnings release, Annual Report on Form 10-K or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at (713) 780-9494 or via our website at http://goodrichpetroleumcorp.investorroom.com/investor-relations.

GOODRICH PETROLEUM CORPORATION
801 LOUISIANA, SUITE 700
HOUSTON, TX 77002
ATTN: ACCOUNTS PAYABLE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/11/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/11/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Walter G. Goodrich
02) Robert C. Turnham, Jr.
03) Timothy D. Leuliette
04) Ronald F. Coleman
05) K. Adam Leight
06) Thomas M. Souers
07) Jeffrey S. Serota
08) Edward J. Sondey

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000454281_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

GOODRICH PETROLEUM CORPORATION
Annual Meeting of Shareholders
May 12, 2020 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Walter G. Goodrich and Robert C. Turnham, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GOODRICH PETROLEUM CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, CDT on 5/12/2020, at The Coronado Club, 919 Milam Street, Suite 500, Houston, TX 77002, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000454281_2 R1.0.1.18